UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

STONEBRIDGE ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by StoneBridge Acquisition Corporation (the “Company”) to amend the Company’s definitive proxy statement for the extraordinary general meeting of its shareholders to be held on January 17, 2024 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on January 8, 2024. The Amendment corrects the deadline by which holders of Public Shares may elect to redeem their Public Shares (the “Redemption Deadline”) in the Proxy Statement. The Proxy Statement, as filed, incorrectly stated the Redemption Deadline to be January 15, 2024. The correct Redemption Deadline is January 12, 2024.

No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

All references to January 15, 2024, as the date by which shareholders may elect to redeem their Public Shares, contained in the Proxy Statement are hereby amended and restated to state January 12, 2024.